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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15 (d) of
The Securities Act of 1934

Date of Report (Date of earliest event reported): September 17, 2003

COMPEX TECHNOLOGIES, INC

(Exact name of registrant as specified in its charter)

Minnesota	0-9407	41-0985318

State or other jurisdiction of incorporation or organization)	Commission File No	(I.R.S. Employer Identification No.)

1811 Old Highway Eight, New Brighton, MN	55112-3493

(Address of principal executive offices)	(Zip Code)

(651) 631-0590 (Registrant’s telephone number, including area code)

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Item 7. Financial Statements and Exhibits

       (a)(b) Although Compex Technologies, Inc. (the “Company”) indicated in its Current Report on Form 8-K filed July 18, 2003 that it would file financial statements and pro forma financial information regarding the acquisition of Filsport Assistance S.r.l. before September 16, 2003, because none of the test conditions set forth in Regulation S-X Rule 1-02(w) (1), (2) and (3) were in excess of 20%, the Company has determined not to file an amendment to the initial 8-K filing to include those statements or that information.

       (c)  Exhibits (furnished but not filed):

Exhibit 99.1 Press Release Dated September 16, 2003

Exhibit 99.2 Script of conference call held September 17, 2003

Item 9. Regulation FD Disclosure

On September 10, 2003, the Company announced and issued a press release indicating that it would hold a conference call to discuss quarterly results and other matters at 1:00 p.m. eastern time on September 17, 2003, and inviting the public to participate. Such conference, which was held at the time announced, included the presentation of the quarterly information, updates on the personnel changes, information regarding the analyst coverage, and information regarding the financial goals and objectives for the year ending June 30, 2004 set forth in the script furnished (but not filed) as exhibit 99.2 to this Form 8-K.

Item 12. Results of Operations and Financial Condition

On September 16, 2003, the Company published a press release, which is furnished but not filed as Exhibit 99.1 hereto, providing information regarding its results of operations and financial condition for the year ended June 30, 2003.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPEX TECHNOLOGIES, INC

By	Dan Gladney Dan Gladney, Chief Executive Officer

Dated: September 17, 2003